UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 20, 2026

MEDICAL PROPERTIES TRUST, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-32559

Maryland	20-0191742
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Urban Center Drive, Suite 501 Birmingham, AL	35242
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(205) 969-3755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share, of Medical Properties Trust, Inc.	MPW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On January 20, 2026, Medical Properties Trust, Inc. (the “Company”) issued a press release announcing various branding initiatives, including the Company’s stock ticker symbol change and previously planned headquarters relocation to another site in Alabama, as further described under Item 8.01 below. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including the information contained in Exhibit 99.1 of this Current Report on Form 8-K, is furnished herewith and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 8.01. Other Events

On January 20, 2026, the Company announced that its stock ticker symbol on the New York Stock Exchange (the “NYSE”) will change from “MPW” to “MPT”. Trading under the new stock ticker symbol will begin on February 2, 2026. The Company’s common stock will continue to be listed on the NYSE, and its CUSIP will remain unchanged. On the same day, the Company also announced the previously planned relocation of its headquarters to another site in Alabama at 10500 Liberty Parkway, Birmingham, Alabama 35242.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated January 20, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

MEDICAL PROPERTIES TRUST, INC.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer

Date: January 20, 2026